THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PETROALGAE INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase up to 171,562 Shares of Common Stock of
PetroAlgae Inc.
(subject to adjustment as provided herein)

COMMON STOCK PURCHASE WARRANT

No. 15	Issue Date: March 1, 2010

PETROALGAE INC., a corporation organized under the laws of the State of Delaware (the “Company”), hereby certifies that, for value received, VALENS U.S. SPV I, LLC, a Delaware limited liability company, or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as defined herein) from and after the Issue Date of this Warrant and at any time prior to March 1, 2015, up to 171,562 (subject to adjustment as provided herein) fully paid and nonassessable shares of Common Stock (as hereinafter defined), no par value per share, at the applicable Exercise Price per share (as defined below).  The number and character of such shares of Common Stock and the applicable Exercise Price per share are subject to adjustment as provided herein.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)           The term “Common Stock” includes (i) the Company’s Common Stock, no par value per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)           The term “Company” shall include PetroAlgae Inc. and any person or entity which shall succeed, or assume the obligations of, PetroAlgae Inc. hereunder.

(c)           The “Exercise Price” applicable under this Warrant shall be $15.00 per share, subject to adjustment as provided herein.

(d)           The term “Other Securities” refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

1.           Exercise of Warrant.

1.1           Number of Shares Issuable upon Exercise.  From and after the date hereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

1.2           Fair Market Value.  For purposes hereof, the “Fair Market Value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(a)           If the Company’s Common Stock is traded on the American Stock Exchange or  another national exchange or is quoted on the Global Market, the Global Select Market or the Capital Market of The Nasdaq Stock Market, Inc. (“Nasdaq”), then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

(b)           If the Company’s Common Stock is not traded on the American Stock Exchange or another national exchange or on the Nasdaq but is traded on the NASDAQ Over The Counter Bulletin Board, then the mean of the average of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

(c)           Except as provided in clause (d) below, if the Company’s Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then in effect of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

(d)           If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company’s charter, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of the Warrant are outstanding at the Determination Date.

1.3           Company Acknowledgment.  The Company will, at the time of the exercise of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

1.4           Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the holders of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

2.           Procedure for Exercise.

2.1           Delivery of Stock Certificates, Etc., on Exercise.  The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares in accordance herewith.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

2.2           Exercise.

(a)           Payment may be made either (i) in cash of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, (ii) by delivery of this Warrant, or shares of Common Stock and/or Common Stock receivable upon exercise of this Warrant in accordance with the formula set forth in subsection (b) below, or (iii) by a combination of any of the foregoing methods, for the number of Common Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

(b)           Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X=	Y(A-B)
A

Where X =	the number of shares of Common Stock to be issued to the Holder

Y =
the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A =	the Fair Market Value of one share of the Company’s Common Stock (at the date of such calculation)

B =	the Exercise Price per share (as adjusted to the date of such calculation)

3.           Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1           Reorganization, Consolidation, Merger, Etc.  If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person or entity (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person or entity, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of this Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for this Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised this Warrant in its entirety immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate exercise price payable upon exercise of this Warrant in its entirety, and (y) to the extent that the Holder would be entitled to receive securities (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock of the Company with respect to their Common Stock upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised this Warrant in its entirety immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate exercise price payable upon exercise of this Warrant in its entirety.

3.2           Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and other securities and property (including cash, where applicable) receivable by the Holder pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder.

3.3           Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4.  In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

3.4           Adjustments to Exercise Price and Effective Price Per Share.  The Excercise Price and Effective Price Per Share (as defined below) shall each be subject to adjustment from time to time as follows:

(a)           If the Company shall, at any time or from time to time after the date hereof until six (6) months thereafter, issue any Common Stock, options to purchase or rights to subscribe for shares of Common Stock), securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities without consideration or for consideration per share (including, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) less than the Exercise Price per share in effect immediately prior to the issuance of such shares of Common Stock or securities, then such Exercise Price shall forthwith be lowered to a price equal to the price per share for which such shares of Common Stock were issued (calculated by dividing the total consideration received by the Company for such issuance (as determined below) divided by the number of shares issued (as determined below)).  Notwithstanding the foregoing, the foregoing provisions shall not be triggered by any options to purchase shares of Common Stock (or any shares issued in connection therewith) or other form of incentive equity granted or issued under the Company’s 2009 Equity Compensation Plan, or any shares of Common Stock issued to a strategic partner or licensee in connection with a joint venture, strategic alliance, licensing agreement, or other similar form of agreement.

(b)           If the Company shall, at any time or from time to time after the issuance of Common Stock or Other Securities pursuant to the exercise of this Warrant, and until such time as the Holder no longer owns any shares of Common Stock or Other Securities issued pursuant to the exercise of this Warrant  (including shares issued pursuant to this Section 3.4(b)) or six (6) months after the date of this Warrant, whichever occurs first, issue shares of Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities without consideration or for consideration per share (including, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) less than the Effective Price Per Share (each such issuance, a “Triggering Issuance”), then (i) the Company shall issue to the Purchaser, for no additional consideration, such number of shares of Common Stock or Other Securities which when aggregated with the shares of Common Stock or Other Securities issued hereunder to Holder prior to the applicable Triggering Issuance would result in an effective Exercise Price (calculated by dividing the aggregate Exercise Price therefor by such aggregate number of shares) equal to the effective price per share of Common Stock of the Triggering Issuance (calculated by dividing the total consideration received by the Company for such issuance (as determined below) divided by the number of shares issued (as determined below)), and (ii) the Effective Price Per Share shall be adjusted to equal the effective price per share of Common Stock of the Triggering Issuance. “Effective Price Per Share” shall mean the Exercise Price at which shares of Common Stock or Other Securities were issued hereunder, as subsequently adjusted pursuant to this Section 3.4(b).  Notwithstanding the foregoing, a Triggering Issuance shall not include any options to purchase shares of Common Stock (or any shares issued in connection therewith) or other form of incentive equity granted or issued under the Company’s 2009 Equity Compensation Plan, or any shares of Common Stock issued to a strategic partner or licensee in connection with a joint venture, strategic alliance, licensing agreement, or other similar form of agreement.

(c)           For the purposes of any adjustment of the Exercise Price pursuant to paragraph (a) of this Section 3.4, and for the purposes of calculating the number of shares of Common Stock issuable and the adjustment in the Effective Price Per Share pursuant to paragraph (b) of this Section 3.4, the following provisions shall be applicable:

(i)           In the case of the issuance of shares of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(ii)          In the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(iii)         In the case of the issuance of options to purchase or rights to subscribe for shares of Common Stock, securities by their terms convertible into, exercisable or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities:

(1)           the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for shares of Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the shares of Common Stock covered thereby;

(2)           the aggregate maximum number of shares of Common Stock deliverable upon conversion of, exercise, or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible, exercisable or exchangeable securities and subsequent conversion, exercise or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights;

(3)           no further adjustment of the Exercise Price or Effective Price Per Share and number of shares issuable, as applicable, adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of shares of Common Stock or the exercise of any such rights or options or any conversion or exchange of any such securities.

4.           Extraordinary Events Regarding Common Stock.  In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock or any preferred stock issued by the Company, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, (i) the number of shares of Common Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be adjusted to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the number of issued and outstanding shares of Common Stock immediately after such any such event, and (b) the denominator is the number of issued and outstanding shares of Common Stock immediately prior to any such event, and (ii) the Exercise Price shall be accordingly adjusted so that the aggregate Exercise Price prior to such adjustment shall equal to the aggregate Exercise Price following such adjustment.

5.           Certificate as to Adjustments.  In each case of any adjustment or readjustment (i) in the shares of Common Stock (or Other Securities) issuable on the exercise of this Warrant, (ii) of the Exercise Price, or (iii) the Effective Per Share Price, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Exercise Price, the Effective Per Share Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant.  The Company will forthwith mail a copy of each such certificate to the holder and any warrant agent of the Company (appointed pursuant to Section 9 hereof).

6.           Reservation of Stock, Etc., Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

7.           Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part.  On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

8.           Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

9.           Warrant Agent.  The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10.           Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.           Rights of Shareholders.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the “Warrant Shares”), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the earlier to occur of (x) the date of actual delivery to Holder (or its designee) of the Warrant Shares issuable upon the exercise hereof or (y) the third business day following the date such Warrant Shares first become deliverable to Holder, as provided herein.

12.           Notices, Etc.  All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder who has so furnished an address to the Company.

13.           Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK.  The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

PETROALGAE INC.
WITNESS:
	By:	/s/ David Szostak
	Name:	David Szostak
/s/ Susan Campe	Title:	President

EXHIBIT A

FORM OF SUBSCRIPTION
(To Be Signed Only On Exercise Of Warrant)

TO:	PETROALGAE INC.
_____________________
_____________________

Attention:            Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

________	________ shares of the common stock covered by such warrant; or

________	the maximum number of shares of common stock covered by such warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________.  Such payment takes the form of (check applicable box or boxes):

________	$__________ in lawful money of the United States; and/or

________
the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

________
the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2.2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ____________________________ whose address is _____________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

EXHIBIT B

FORM OF TRANSFEROR ENDORSEMENT
(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of PetroAlgae Inc. into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of PetroAlgae Inc. with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)
Address:

SIGNED IN THE PRESENCE OF:

(Name)

ACCEPTED AND AGREED:
[TRANSFEREE]

(Name)